Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2012 RESULTS

SANTA MONICA, CALIFORNIA, May 8, 2012 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2012.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 6. Unaudited financial highlights are as follows:

	Three-Month Period
	Ended March 31,
	2012	2011	% Change
Net revenue	$46,524	$44,044	6%
Operating expenses (1)	31,006	30,064	3%
Corporate expenses (2)	3,881	3,745	4%
Consolidated adjusted EBITDA (3)	11,624	10,408	12%
Free cash flow (4)	$1,444	$(1,550)	NM
Free cash flow per share (4)	$0.02	$(0.02)	NM
Net income (loss) applicable to common stockholders	$(3,395)	$(4,432)	(23)%
Net income (loss) per share applicable to common stockholders, basic and diluted	$(0.04)	$(0.05)	(20)%
Weighted average common shares outstanding, basic and diluted	85,806,080	85,039,298

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.1 million and $0.2 million of non-cash stock-based compensation for the three-month periods ended March 31, 2012 and 2011, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets and gain (loss) on debt extinguishment.
(2)	Corporate expenses include $0.1 million and $0.2 million of non-cash stock-based compensation for the three-month periods ended March 31, 2012 and 2011, respectively.
(3)	Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our revolving credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.
(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and dividend payments. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less non-cash interest expense relating to discount amortization on our $384 million aggregate principal amount of 8.750% senior secured first lien notes due 2017 (the “Notes”), and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the first quarter, we achieved revenue growth primarily driven by an increase in core television advertising and an increase in retransmission consent revenue, despite continuing challenges in the advertising environment, as our advertising customers continue to make difficult choices in the current uncertain economic environment. Our audience shares remain strong in the nation’s most densely populated Hispanic markets, and we believe we are well positioned to benefit as the U.S. Hispanic market continues to expand and advertisers increasingly recognize the importance of reaching our target audience.”

Financial Results

Three Months Ended March 31, 2012 Compared to Three Months Ended March 31, 2011

(Unaudited)

	Three-Month Period
	Ended March 31,
	2012	2011	% Change
Net revenue	$46,524	$44,044	6%
Operating expenses (1)	31,006	30,064	3%
Corporate expenses (1)	3,881	3,745	4%
Depreciation and amortization	4,347	4,732	(8)%

Operating income (loss)	7,290	5,503	32%
Interest expense, net	(9,096)	(9,441)	(4)%
Other income (loss)	—	687	(100)%

Income (loss) before income taxes	(1,806)	(3,251)	(44)%
Income tax (expense) benefit	(1,589)	(1,181)	35%

Net income (loss)	$(3,395)	$(4,432)	(23)%

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $46.5 million for the three-month period ended March 31, 2012 from $44.0 million for the three-month period ended March 31, 2011, an increase of $2.5 million. The increase came from our television segment and was primarily attributable to an increase in local advertising and an increase in retransmission consent revenue.

Operating expenses increased to $31.0 million for the three-month period ended March 31, 2012 from $30.1 million for the three-month period ended March 31, 2011, an increase of $0.9 million. The increase was primarily attributable to an increase in expenses associated with the increase in net revenue and an increase in salary expense.

Corporate expenses increased to $3.9 million for the three-month period ended March 31, 2012 from $3.7 million for the three-month period ended March 31, 2011, an increase of $0.2 million. The increase was primarily attributable to the increase in interactive media-related expenses and salary expense.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period
	Ended March 31,
	2012	2011	% Change
Net Revenue
Television	$33,164	$30,668	8%
Radio	$13,360	$13,376	(0)%

Total	$46,524	$44,044	6%
Operating Expenses (1)
Television	$18,535	$17,830	4%
Radio	12,471	12,234	2%

Total	$31,006	$30,064	3%
Corporate Expenses (1)	$3,881	$3,745	4%
Consolidated adjusted EBITDA (1)	$11,624	$10,408	12%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2012 first quarter results on May 8, 2012 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and digital operations to reach Hispanic consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s TeleFutura network, with television stations in 19 of the nation’s top 50 Hispanic markets. The company also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 48 owned and operated radio stations. Additionally, Entravision has a variety of cross-platform digital content and sales offerings designed to capitalize on the company’s leadership position within the Hispanic broadcasting community. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

Christopher T. Young Chief Financial Officer Entravision Communications Corporation 310-447-3870	Mike Smargiassi/Brad Edwards Brainerd Communicators, Inc. 212-986-6667

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period
	Ended March 31,
	2012	2011
Net revenue	$46,524	$44,044

Expenses:
Direct operating expenses	21,634	20,821
Selling, general and administrative expenses	9,372	9,243
Corporate expenses	3,881	3,745
Depreciation and amortization	4,347	4,732

	39,234	38,541

Operating income (loss)	7,290	5,503
Interest expense	(9,100)	(9,443)
Interest income	4	2
Other income (loss)	—	687

Income (loss) before income taxes	(1,806)	(3,251)
Income tax (expense) benefit	(1,589)	(1,181)

Net income (loss) applicable to common stockholders	$(3,395)	$(4,432)

Basic and diluted earnings per share:
Net income (loss) per share applicable to common stockholders, basic and diluted	$(0.04)	$(0.05)

Weighted average common shares outstanding, basic and diluted	85,806,080	85,039,298

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period
	Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(3,395)	$(4,432)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,347	4,732
Deferred income taxes	1,106	638
Amortization of debt issue costs	563	539
Amortization of syndication contracts	193	290
Payments on syndication contracts	(467)	(480)
Non-cash stock-based compensation	261	363
(Gain) loss on equity investment	—	(687)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	3,269	6,807
(Increase) decrease in prepaid expenses and other assets	(644)	(598)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(11,539)	(10,627)

Net cash provided by (used in) operating activities	(6,306)	(3,455)

Cash flows from investing activities:
Purchases of property and equipment and intangibles	(1,164)	(2,513)
Purchase of a business	—	(348)

Net cash provided by (used in) investing activities	(1,164)	(2,861)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	27
Payments of deferred debt and offering costs	(80)	(29)

Net cash provided by (used in) financing activities	(80)	(2)

Net increase (decrease) in cash and cash equivalents	(7,550)	(6,318)
Cash and cash equivalents:
Beginning	58,719	72,390

Ending	$51,169	$66,072

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period
	Ended March 31,
	2012	2011
Consolidated adjusted EBITDA (1)	$11,624	$10,408
Interest expense	(9,100)	(9,443)
Interest income	4	2
Income tax (expense) benefit	(1,589)	(1,181)
Amortization of syndication contracts	(193)	(290)
Payments on syndication contracts	467	480
Non-cash stock-based compensation included in direct operating expenses	(13)	(51)
Non-cash stock-based compensation included in selling, general and administrative expenses	(109)	(156)
Non-cash stock-based compensation included in corporate expenses	(139)	(156)
Depreciation and amortization	(4,347)	(4,732)
Gain (loss) on equity investment	—	687

Net income (loss)	(3,395)	(4,432)
Depreciation and amortization	4,347	4,732
Deferred income taxes	1,106	638
Amortization of debt issue costs	563	539
Amortization of syndication contracts	193	290
Payments on syndication contracts	(467)	(480)
Non-cash stock-based compensation	261	363
(Gain) loss on equity investment	—	(687)
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	3,269	6,807
(Increase) decrease in prepaid expenses and other assets	(644)	(598)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(11,539)	(10,627)

Cash flows from operating activities	$(6,306)	$(3,455)

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period Ended March 31,
	2012	2011
Consolidated adjusted EBITDA (1)	$11,624	$10,408
Net interest expense (1)	8,533	8,902
Cash paid (refunded) for income taxes	483	543
Capital expenditures (2)	1,164	2,513

Free cash flow (1)	1,444	(1,550)
Capital expenditures (2)	1,164	2,513
Amortization of debt issue costs	(563)	(539)
Non-cash income tax expense	(1,106)	(638)
Amortization of syndication contracts	(193)	(290)
Payments on syndication contracts	467	480
Non-cash stock-based compensation included in direct operating expenses	(13)	(51)
Non-cash stock-based compensation included in selling, general and administrative expenses	(109)	(156)
Non-cash stock-based compensation included in corporate expenses	(139)	(156)
Depreciation and amortization	(4,347)	(4,732)
Gain (loss) on equity investment	—	687

Net income (loss)	$(3,395)	$(4,432)

(1)	Consolidated adjusted EBITDA, net interest expense and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.